Exhibit 10.10

Housing lease Contract

Party A: 【Dalian Metro Construction Co., Ltd. 】

Registered office.【No. 150-6 Wusi Road, Shahekou District, Dalian City】

Tel.【0411-88092936】 Postcode. 【116031】

Party B: 【CLPS Dalian Co., Ltd. 】

Registered office.【Room #501-503/504-506/507, 5th Floor, No. 30 Cuitao Road, High tech Industrial Park, Dalian City, Liaoning Province】

Tel.【/】 单击此处输入文字。 Postcode.【 1166000 】

In accordance with the current laws and regulations of the People’s Republic of China, Party A and Party B have entered into this contract through friendly negotiations regarding Party B’s lease of the premises located at No. 3, No. 4, No. 5, No. 6, and No. 7, 5th Floor, Cuitao Road, Dalian High tech Park.

Chapter 1 Leasehold

1. Basic overview of the house

1.1 Party B voluntarily leases the premises owned by Party A (hereinafter referred to as “the premises”), the basic overview of which is set out in the “Basic Information Sheet of the Contract” attached to this contract; Party A guarantees that the facilities provided are in good condition.

1.2 Party A guarantees that the property right of the house is clear and free from disputes. In case of any property right disputes or other debts related to Party A, Party A shall be responsible for clearing them up; Party A shall be responsible for compensating for any losses caused to Party B.

2. Use of the house

2.1 The premises rented by Party B shall be used only for the purpose of conducting business in the relevant industry as agreed in the “Basic Information Form of the Contract” annexed to the Contract, and shall not be used for other purposes without the written consent of Party A. Party B shall not sublet or sublet the premises in whole or in part to a third party or exchange the premises with a third party.

2.2 Party B shall apply for and bear the costs of all approvals, licences and other permits required for the operation of its business in the premises. Party B guarantees that all business activities undertaken by it in the premises will obtain all business permits and other formalities issued by the government administration for industry and commerce, and that it will maintain legal registration and permits throughout the lease period.

3. Handover of the house

3.1 Conditions of handover of the house

The conditions of handover of the house are detailed in the Basic Information Sheet of the contract annexed to the contract and are subject to the actual conditions at the time of handover.

Party B confirms that it has inspected the house on site before signing this contract, and has fully understood and approved of the current state of the interior and exterior of the house, its designed use and the then condition of its ancillary facilities and ancillary properties, and has no objection to them.

3.2 Check-in handover process

3.2.1 Party B shall send an application for occupation to Party A at least 2 working days before the commencement date of the lease as agreed in the contract, and Party A shall arrange personnel to hand over the leased premises together with Party B in accordance with the handover conditions upon receipt of the application, and the handover shall be completed before the commencement date of the lease; if Party B fails to make any payment as agreed before the occupation, Party A shall have the right to refuse to go through the occupation procedures to deliver the premises to it and shall not be liable for any breach of contract.

3.2.2 When there is no objection to the handover, the representatives of A and B shall sign and confirm on the Notice of Occupancy respectively, and the handover of the house key or access card shall be carried out after the signature (in case of renewal of the tenancy agreement, the two parties shall no longer handle the handover process of occupancy, and the handover shall prevail at the initial occupancy).

3.2.3 If the handover is actually used by you or is not completed by the Lease Commencement Date for your reasons, the handover will be deemed to be complete, i.e. the Premises will be deemed to meet the necessary standards and to have been delivered to you in good order on the Lease Commencement Date and the Lease Term will commence.

3.3 Check-out acceptance process

3.3.1 When withdrawing from the premises, Party B shall submit an application for withdrawal to Party A within the time limit required by Party A 7 days prior to the expiry of the lease term or early termination of the contract, and Party A shall arrange personnel to inspect and hand over the premises together with Party B before the expiry of the lease term or early withdrawal date in accordance with the handover conditions stipulated in Clause 3.1 of this contract.

3.3.2 Party B shall ensure that the original decoration (including the ceiling) and facilities of the Premises are intact (except for natural damage) and that the condition of the room is restored to its original condition as agreed in the original condition restoration standards in the Contract Basic Information Form attached to this Agreement. In the event of any other damage or interruption to our rental, Party B shall compensate Party A for all losses, including but not limited to the occupation fee of the premises during the restoration period, liquidated damages, agency fees or other losses incurred as a result of the delay in delivery of the premises by Party A to the new tenant. The costs required for restoration shall be paid by Party B at its own expense or, if entrusted to Party A for completion, the relevant costs shall be paid to Party A.

If Party B fails to return the premises to Party A as agreed in this contract, Party A shall have the right to restore the premises to its original condition at its own expense and all costs arising therefrom shall be borne by Party B. Party A shall also have the right not to remove but to retain some or all of the improvements made by Party B and the aforesaid facilities and equipment owned by Party B. In such case, Party B shall be deemed to have relinquished its ownership of such improvements, facilities and equipment and Party B shall not be entitled to claim any compensation or indemnity in respect of such improvements, facilities and equipment retained by Party A. You shall not be entitled to claim any compensation or indemnity in respect of such improvements, facilities and equipment retained by us.

3.3.3 When Party B withdraws from the premises, all fees payable must be settled; if Party B has registered for business and industry in the rented premises, Party B shall change the address of the business and industry registration to another place within 10 days after the termination of this contract and report the approval or certificate from the relevant government authorities to Party A for backup.

3.3.4 After acceptance, all keys or access cards of the rooms will be returned to Party A after the representatives of Party A and Party B respectively sign and confirm on the Notice of Check-out.

Chapter 2 Term of Lease

4.1 Lease term

4.1.1 The term of the lease is detailed in the Basic Information Sheet of the Contract annexed hereto.

4.1.2 If Party B does not move in on time for reasons other than Party A’s handover, the lease term shall commence on the contractual commencement date.

4.1.3 If Party A transfers the premises during the lease period, it shall give Party B two months’ notice in advance and guarantee the continued performance of this contract. Party B shall have the right of first refusal under the same conditions, but Party B shall have no right of first refusal if Party A transfers the whole building (where Party B leases the premises). If Party B exercises its right of first refusal, it shall give a written reply within five days from the date of receipt of the notice, failing which it shall be deemed to have waived its right of first refusal.

4.2 Surrender of rent

4.2.1 Upon expiry, termination or early termination of the contract, Party B shall move out of the premises as scheduled and in accordance with the agreed standard. If Party B fails to move out of the premises on time, Party A may grant a grace period of three working days; if Party B still fails to move out within the grace period, Party B shall pay double the rent and the occupation fee of the property fee standard according to the actual number of days of stay, and Party A may take any measures to exercise the ownership and right to use the leased premises, and has the right to replace the keys of the leased premises and prohibit Party B and its associated third parties from re-entering the leased premises; for For the renovation of the leased premises and the articles, equipment and facilities left by Party B and its associated third parties, they are deemed to have been abandoned by Party B and Party A has the right to dispose of them by itself, and Party B shall not claim any rights and incur any costs against Party A as a result. The costs incurred (including but not limited to attorney’s fees, construction costs for restoration of the original condition, relocation costs, clearance costs, auction costs, storage costs, etc.) shall be borne by Party B. If the proceeds from the disposal are not sufficient to cover the costs payable by Party B, Party A shall have the right of recourse against Party B.

4.2.2 Upon expiry, cancellation or early termination of the contract, both parties shall go through the procedures for handing over and acceptance of the rent and settlement of expenses in accordance with the requirements of this contract; the date when the premises are inspected and accepted by Party A and the Notice of Withdrawal is issued shall be the official withdrawal date of Party B.

Chapter 3: Rental and other fees and payment methods

5. Rent, property management fees and other fees and payment methods

5.1 Rates for rent, etc.

Party A is a general taxpayer. The amount and method of payment of rent, property management fees and other charges are detailed in the Annex “Basic Information Sheet of the Contract” and the prices stated therein are all tax inclusive.

5.2 Performance bond

5.2.1 The standard and amount of payment of the performance deposit are set out in the Annex “Basic Information Sheet of the Contract”. Party B shall pay the deposit to Party A together with the first installment of rent and property management fee; Party A shall issue a receipt for receipt for Party B upon receipt of the performance deposit.

5.2.2 The performance bond is a security deposit delivered by Party B to guarantee the performance of Party B’s obligations under this Agreement. Party A shall have the right not to apply it against the rent, property charges, liquidated damages and any other expenses (including but not limited to losses incurred by Party A or third parties as a result of Party B) owed by Party B. Party A shall have the right to choose to recover the relevant outstanding amount and liquidated damages directly from Party B. If Party A adopts to set off all or part of the performance bond against the amount owed by Party B to Party A, Party B shall make payment to Party A within 5 working days upon receipt of Party A’s notice to re-fill the original amount of the performance bond, and if the performance bond is insufficient to set off, Party A shall have the right to continue to recover the outstanding portion from Party B, or else bear the liability for default in respect of overdue fees in accordance with Clause 11.1 of this Agreement.

5.2.3 Upon expiry of the lease term or early termination of the contract, Party B shall pay all the fees payable under this contract and complete the check-out and acceptance process as agreed in this contract, and Party A shall return the performance deposit to Party B without interest within 30 days from the date Party A takes over the leased premises and accepts the premises. In case of late return, Party A shall pay to Party B a late payment of 0.1% of the total performance deposit on a daily basis.

5.3 Payment methods

5.3.1 Rent and performance bond

5.3.1.1 Party B shall pay the performance bond and rent to the first party in accordance with the payment method specified in Annex 2 “Performance Bond and Rent Payment Details”.

5.3.1.2 If there is any change to the account number specified by us, we shall notify you in writing at least 14 days in advance of the next payment date; you shall not be liable for any failure to receive payment on time as a result of our failure to properly comply with the aforesaid notification obligations.

5.3.2 Management fee

Party B shall sign a separate property management contract with the property management company, and pay the property fees to the property management company in accordance with the provisions of the property management contract. During the lease period, if the property management fee increases or decreases due to changes in government policies, market conditions, or changes in property service content, Party B shall execute the property management contract signed with the property management company in accordance with the agreement. If Party B fails to pay the property fees on time as stipulated in the property management contract, all consequences arising therefrom shall not be related to Party A.

5.3.3 Water and electricity charges in the leased area

5.3.3.1 The water and electricity fees within the leased area shall be collected by the property management company on behalf of Party B based on their actual expenses. The property management company shall provide detailed information to Party B and meter reading and payment shall be made in accordance with the time specified in the property management contract signed between Party B and the property management company.

5.3.3.2 If the government adjusts the water and electricity prices during the lease period, the adjusted standards will be implemented according to the corresponding magnitude.

5.3.3.3 The expenses incurred for using air conditioning for cooling, heating, etc. beyond the time specified in the contract shall be executed by Party B in accordance with the property management contract signed between Party B and the property management company.

5.3.3.4 Communication fee: To be paid by Party B to the relevant communication operation service provider.

5.3.3.5 Taxes: All kinds of taxes and fees incurred as a result of this contract shall be handled by both parties in accordance with the relevant provisions of the tax law of the People’s Republic of China.

Chapter 4 Property Services and Asset Maintenance

6. Contents of property services

6.1 During the lease period, the property management company shall be responsible for the property service work of the house, party B shall sign a separate property management contract with the property management company, and the property service content shall be executed in accordance with the provisions of the property management contract. All disputes arising between Party B and the property management company during the property management period shall be resolved through mutual consultation and shall not be related to Party A

6.2 During the term of the lease, Party B is responsible for the cleaning and the fire and security work in the leased premises as well as the property work which is not part of the above property services.

6.3 During the lease period, Party B shall manage the contents of the premises by itself.

7. Property Covenants

7.1 Upon occupation, Party B shall provide the property management company engaged by Party A with the contact numbers of three main contacts for backup in case of emergency or other situations.

7.2 During the lease period, for the sake of safety, when Party B needs to move office furniture and computers and other items out of the building, it should register with Party A’s property management department in advance.

7.3 During the lease period, Party B should pay attention to property and personal safety, and Party B is the first responsible person and the ultimate responsibility bearer of fire safety. All responsibilities for personal injuries or fire accidents not due to Party A shall be borne by Party B; Party B shall compensate for any losses caused to Party A.

7.4 Any matters not covered shall be executed in accordance with the property management contract signed between Party B and the property management company.

8. Maintenance and repair of the house

8.1 Party A shall be responsible for the maintenance and repair of natural damage to the house and ancillary facilities. Party A’s responsibility for the maintenance of the house shall be limited to the original structure of the house, the power supply lines and the common parts of the house without alteration by Party B.

8.2 The maintenance obligations and the maintenance costs of the parts decorated and renovated by Party B, the equipment and facilities and property added by Party B shall be borne by Party B. Party B shall ensure that they are in a suitable and safe condition and shall not endanger the personal and property safety of the rented premises, the building and other users.

8.3 During the lease period, Party B shall promptly notify Party A or the property management company of any damage or malfunction to the premises and ancillary facilities, and Party A shall not be liable for any loss caused to Party A as a result of untimely notification by Party B.

8.4 Party A shall, upon receipt of the above notice, carry out maintenance after judging the responsibility according to the actual situation; if the damage or fault is within the scope of Party B’s maintenance responsibility or if it is within the scope of Party A’s maintenance but caused by Party B’s improper use or intentional damage, Party B shall carry out timely repair and notify Party A or the property management company; if Party B refuses to carry out repair within three calendar days upon receipt of Party A’s supervisory notice, Party A may carry out repair on behalf of Party B at Party B shall bear the cost.

8.5 The party responsible for maintenance shall compensate the other party for direct economic loss if delayed maintenance or improper maintenance causes damage to the other party.

9. Renovation and alteration of the house

9.1 In addition to the provisions of this Contract, if Party B needs to install additional ancillary facilities and equipment, it shall obtain prior written consent from Party A and, if it is required to report to the relevant authorities for approval, it shall also submit to the relevant authorities for approval before proceeding.

9.2 With the written consent of Party A and the approval of the relevant government authorities (if required), Party B may carry out secondary decoration of the premises according to its business needs, but shall comply with Party A’s regulations on secondary decoration and relevant national regulations and bear all costs incurred in the decoration (including the costs of alteration and increase of fire-fighting facilities, etc.), while Party A has the right to supervise the decoration process of Party B. Party A has the right to stop Party B from violating the national regulations and this contract, and to request Party B to compensate for the losses caused to Party A as a result.

9.3 Party B shall be responsible for the fire-fighting examination and inspection of the decoration of the rented area and shall not use the premises before obtaining fire-fighting acceptance and other formalities; if Party B carries out decoration or alteration without fire-fighting examination and inspection or obtains other formalities or uses the unexamined premises, all responsibilities arising therefrom shall be borne by Party B and Party B shall fully compensate for any losses caused to Party A.

9.4 The per capita floor area of the office area before and after Party B’s renovation shall not be less than 10 square metres and the weight of the articles in the area shall not exceed the floor load-bearing standard of 200 kilograms per square metre. If Party B violates the above standard, all consequences shall be borne by Party B and Party B shall fully compensate for any losses caused to Party A.

9.5 In view of the different occupation times of the tenants in this building, in order to ensure the working environment of the tenants who occupy the building first, the decoration period shall be specified by Party A or the property management company, and Party B and the decoration contractor shall apply again in special circumstances; Party B shall carry out the construction work in a manner consistent with this contract and the relevant property management regulations, and shall not use the common passageway of the floor or the area outside the scope of the tenancy as a pile of building materials or tools without the consent of Party A. The use of the common passageway and the area outside the leased area shall not be used for stacking building materials or tools without our consent.

10. Entry inspection and adjacency

10.1 Entry work checks

10.1.1 Party B agrees that Party A or the property management company may enter the parts of the building leased by Party B for maintenance, sanitation, burglary, disaster prevention, ambulance or other management purposes or for the maintenance of adjacent tenants; normally, Party A shall give 24 hours’ notice to Party B.

10.1.2 Party A or the property management company shall be accompanied by Party B’s personnel to enter the premises. In case of emergency and if Party B cannot be contacted, Party A or the property management company shall have the right to enter the premises to deal with the emergency and shall not be liable for any loss caused to Party B as a result, but shall explain the emergency to Party B afterwards.

10.1.3 In the event of the above, Party B shall support and cooperate with the work of Party A or the property management company; Party A or the property management company shall minimise the impact on Party B.

10.2 Adjacency

10.2.1 Party B shall not do or tolerate any act which may cause a nuisance or disturbance to us or to neighbouring occupiers.

10.2.2 If a dispute arises between Party B and a neighbouring tenant, Party A shall be obliged to co-ordinate.

10.2.3 In the event of a dispute between adjacent tenants caused by Party B, Party A shall have the right of recourse against Party B if the adjacent tenants bring proceedings against it and Party A is named as a defendant or third party and is held liable.

10.2.4 If, during the term of the lease, any rectification request is made by any government authority in respect of the renovation (including but not limited to fire safety facilities) of the adjoining unit of the Premises, Party B shall provide all necessary assistance and cooperation as required by Party A or the property company to comply with such rectification request; if Party B suffers any loss as a result, Party B shall, with the assistance of Party A, negotiate with the occupants of the adjoining unit to settle the compensation issue We shall not be liable in any way for such damages. You shall not refuse or delay to provide such assistance or cooperation on the ground that you have not yet reached agreement with the occupants of the adjoining unit.

Chapter 5 Liability for breach of contract, dispute resolution

11. Liability for breach of contract

11.1 Late Payment of Fees

11.1.1 During the lease period, if Party B fails to pay the rent, property charges, utilities, performance bond or other relevant charges payable as agreed in the contract, Party B shall pay to Party A a late payment fee of 0.1% of the overdue charges for each day of delay without prejudice to other rights or remedies of Party A. The late payment fee shall be calculated from the date on which each of the above charges is payable until Party B has paid all the aforementioned charges in full. The late payment period shall commence on the date on which each of the above fees is payable and shall continue until all of the aforementioned fees, principal, late payment and other related fees are paid.

11.1.2 Party B shall not move the assets in the leased premises without Party A’s consent unless Party B has paid the rent and other charges in accordance with the contract. If Party B fails to pay the appropriate fees on time even after a reminder has been sent to it by Party A, Party B agrees that Party A may take the following remedial measures to protect Party A’s interests, namely

(1) Party A has the right to terminate the functions of the premises rented by Party B, including but not limited to termination of the provision of water, electricity, air-conditioning, lift, access to the premises and other functions until Party B has paid in full in accordance with the contract, and all economic losses that may be incurred by Party B as a result shall be borne by Party B. Party B shall be responsible for all costs incurred in reconnecting the above-mentioned functions and shall pay the normal rent and property charges during the period of disconnection.

(2) Move all the assets in Party B’s house to Party A’s asset pool and if Party B pays the full cost, Party A will return Party B’s assets; if Party B does not pay the full cost within fifteen days, Party A has the right to dispose of Party B’s assets.

11.1.3 In the event that Party B defaults on the payment of rent, property charges, utilities, performance bond or any other fees payable (not paid in full) for more than 60 days in aggregate, Party A shall have the right to unilaterally terminate the contract and repossess the Premises and Party B shall pay to Party A all outstanding amounts due under this contract (including outstanding fees and corresponding late payment fees) for the period of actual use of the Premises, 20% of the total rent and You shall also pay 20% of the total rent and property charges for the remaining tenancy period, and indemnify us for any loss suffered by us as a result (including but not limited to legal fees, court costs, rent, management and air-conditioning fees and other costs that we could have collected under this contract during the vacancy period, as well as the investment leasing costs incurred in leasing the premises to a new tenant, etc.), and the performance deposit received by us shall not be refunded.

11.2 Early termination of contract

During the term of the lease, unless otherwise agreed herein, neither party may unilaterally terminate this contract without statutory or agreed reason.

Either party may unilaterally terminate the contract if the following conditions are met and confirmed and agreed to by the other party: (1) a written application is made to the other party at least 90 days in advance; (2) liquidated damages are paid to the other party at 20% of the total rent and property charges for the remaining tenancy period; (3) all costs incurred and agreed to be payable under this contract are settled before the date of surrender.

The Parties further clarify that the following two circumstances shall not be subject to this Clause 11.2: (1) if Party B needs to terminate this Agreement early due to expansion of the lease (i.e. leasing a larger area of premises in the development and management zone of Party A and a lease contract has been actually signed), Party A and Party B shall discuss the operation procedure separately; (2) if Party B needs to change the subject of the lease and Party A agrees in writing, Party A and Party B may jointly negotiate (2) If Party B needs to change the subject of the lease and Party A agrees in writing, Party A and Party B may mutually agree to terminate this contract early and assign the remaining term and rights and obligations to the new subject of the lease, provided that Party B proves that the new subject of the lease is an associated company of Party B and provides an unlimited joint and several liability guarantee for the continued performance of this lease by the new subject of the lease.

11.3 Other serious non-compliance

In the event of any serious breach of contract by Party B as stipulated in the following clauses or other circumstances of termination as agreed in this contract, Party A shall have the right, in addition to exercising its rights under the law, to unilaterally terminate this contract and require Party B to pay 20% of the total rent and property charges for the remaining term of the lease, and to compensate Party A for any loss suffered as a result (including but not limited to legal fees, litigation costs, vacant premises (including but not limited to attorney’s fees, court costs, rent, management and air-conditioning fees and other costs that Party A could have collected under the provisions of this contract during the period of vacancy, as well as the investment leasing costs incurred in leasing the premises to a new tenant, etc.) and the security deposit received by Party A shall not be refunded.

11.3.1 if Party B is 30 days overdue in the occupation procedures from the commencement date of the lease (including failure to pay the down payment or security deposit, failure to hand over the premises to Party A, etc.).

11.3.2 if Party B demolishes or renovates the Premises (including ancillary facilities) or changes the use of the Premises without the written consent of Party A.

11.3.3 if Party B engages in any illegal or unlawful activity in the premises.

11.3.4 if Party B’s conduct seriously violates relevant national standards or regulations, causing serious impact on the environment of the Park or other customers, or if Party A requests Party B to rectify the situation within a specified period and Party B still fails to do so within the period limited by Party A.

11.3.5 without our written consent, Party B sublets the premises, transfers the tenancy of the premises or exchanges the respective tenancy with others, or increases or changes the registered business in breach of contract.

11.3.6 Any other material breach of this Agreement by Party B.

11.4 Waiver of rights

Where Party A understands that a breach of contract has occurred and accepts the rent, this shall not be deemed to be a waiver of Party A’s right to pursue the breach. If Party A waives any of its rights under the terms and conditions of this contract, such waiver shall only be made on the basis of Party A’s written seal and any payment of rent or other sums by Party B which is not in full, even if Party A accepts the payment in full, shall not be deemed to be Party A’s consent to Party B’s payment in reduced amount, nor shall it affect Party A’s right to recover the shortfall in rent or arrears, nor its right to take other measures as provided for in this contract or by law.

12. Applicable law and dispute resolution

12.1 The laws of the People’s Republic of China shall apply to this Contract.

12.2 Disputes arising from the performance of this contract shall be settled by friendly consultation between the parties; if consultation fails, both parties may sue in the People’s Court where the house is located.

Chapter 6 Other Agreements

13. Force majeure

13.1 Force majeure as referred to in this contract refers to flood, typhoon of grade 8 or above, earthquake, war, change in government planning and other events that are unforeseeable, insurmountable and beyond the control of either party to the contract. The party proposing force majeure must inform the other party 24 hours after the end of the force majeure and produce a documentary proof from the relevant local government department within 15 days after the occurrence of the force majeure.

13.2 In the event of a force majeure event causing damage to the leased property which cannot be used normally, Party A shall repair the property as soon as possible and shall be exempt from paying rent during the repair period, and shall continue to calculate the rent after the leased property is restored to use, and the validity of the contract shall be postponed accordingly; in the event of a force majeure event causing damage to the leased property which cannot be repaired, both parties shall have the right to terminate the contract without assuming any responsibility.

13.3 If force majeure ceases or its effects are naturally removed, the contract shall continue to be performed from that date and its validity shall be extended accordingly.

13.4 The party who suffers an event of force majeure shall take effective measures to prevent the extension of the damage, failing which it shall be liable for the extended portion of the damage.

14. Confidentiality

Neither party shall disclose to third parties the contents of this contract and the trade secrets of the other party known to it in the course of the conclusion and performance of this contract, whether or not this contract is concluded and performed, and this clause shall survive the termination of this contract.

15. Notification

The usual form of notice to be given by either party in fulfilling its obligations under this contract shall be in writing.

Notice given by one party to the other in the course of the execution of this contract shall be deemed to be valid service of notice when served in writing by hand, courier, post (including registered or EMS), fax, e-mail or conspicuously posted at the door of the leased premises. The date of service of the notice shall be determined in accordance with the following principles.

(1) Dedicated, courier: delivery is deemed to take place on the day it is handed over to a dedicated person or courier.

(2) By post: delivery is deemed to take place on the third calendar day of dispatch by registered post or EMS.

(3) Fax, e-mail: delivery is deemed to occur at the same time as the fax machine or e-mail shows successful delivery.

(4) Posting at the door: service is deemed to be effected by the third calendar day of posting.

From the date of actual delivery to the date of completion of the surrender procedures, the address of the premises leased by Party B shall be Party B’s contact address. In the event that Party A’s relevant notice cannot be served directly to Party B (including and not limited to Party B’s whereabouts unknown or refusal to accept), Party A shall be deemed to have served the notice if it is sent to such address by courier or EMS, and the date of signature or refusal shall be the date of service.

During the term of this contract, if one party changes its contact address, telephone number, fax number or addressee in the Contract Basic Information Form attached to this contract, it shall notify the other party in writing within 3 days of the change, otherwise the responsibility and consequences of any resulting non-delivery or undeliverability shall be borne by that party.

16. Declaration of the Parties

Both parties have full civil capacity at the time of signing this contract, and both parties have fully negotiated and informed each other about the terms and conditions involving their respective rights and obligations and reached a consensus; both parties are willing to perform in accordance with the agreement of this contract, and the party in breach is willing to accept the other party’s breach of contract to pursue.

17. Integrity of the contract

This contract and its annexes are the final and complete contract between the parties in respect of the lease of the premises and supersede all previous or contemporaneous understandings and agreements reached between the parties in this regard. This contract shall not be amended without the written consent of both parties; any matters not covered by this contract shall be settled by separate negotiations between Party A and Party B and a supplementary agreement shall be signed, which shall have the same legal effect as this contract.

18. In this contract, unless the context otherwise requires, the following interpretation shall apply.

18.1 The numbering of entries in this contract and their headings are for convenience of reference only and shall have no effect in the interpretation of this contract.

18.2 The Annexes hereto shall be an integral part hereof; references to “clauses”, “paragraphs” and “annexes” hereto shall be construed as clauses, paragraphs and annexes hereto. The term “this Contract” shall include the Annexes hereto and such modifications thereafter as the Parties may from time to time agree in writing.

18.3 references to “this Contract” or any of its terms or to any other document shall be construed as including the version in force at that time as modified, varied, updated or supplemented.

18.4 The Chinese language shall be the dominant language for the writing, interpretation and explanation of this contract; in the event of different interpretations of the text in different languages, the Chinese text of the contract shall prevail.

19. This contract is made in oneRampant One copy to be executed by Party A II Party A and Party B II The contract shall take effect after it has been signed or sealed by both parties.

20. The annexes to this contract include the following: Annexes.[1. “Basic Information Form of the Contract”, 2. “Schedule of Rental Property Fee Payment”, 3. “Standard for Restoration of Original Condition”; if the content of the annexes is inconsistent with the main contract, the content of the annexes shall prevail in execution.]

IN WITNESS WHEREOF the parties have entered into the following.

Party A: (seal)	Party B: (seal)

Legal representative/authorised representative:	Legal representative/authorized representative:

Head of Operations:	Head of Operations.

2024.12.11

Annexes 1.

Basic Contract Information Form

Lessees	CLPS Dalian Co., Ltd.	Email	/
Contact number	/	Postcode	116000
Contact address	Room #503-507, 5th Floor, No. 30 Cuitao Road, High tech Industrial Park, Dalian City, Liaoning Province
Lease of premises	5/F, #503/504/505/506/507, 30 Cuitao Street, High-tech Park	Building area	1029.54 sqm
House use	Business office use in software-related industries
Lease term	2024-12-31 to 2027-12-30
Rental and other rates
Rental unit price	1.30RMB/calendar day*sqm
Total rent fee	The total amount of rent fee payable (in capital letters) is: one million four hundred and sixty-five thousand five hundred and fifty (RMB 1,465,550 )
Performance bond	The total amount of rent and property charges for 90 calendar days shall be paid by Party B to Party A together with the down payment, i.e. (in capital letters): one hundred and twenty thousand four hundred and fifty-six (RMB120,456.00)
Property management fee, electricity fee, water fee, air conditioning delay fee	Party B shall sign a separate property management contract with the property management company, and party B shall pay the property management company according to the provisions of the property management contract.
Communication fee	Party B shall make the payment to the relevant communication service provider on its own.
Secondary decoration cost	Comply with the management regulations of Party A and the property management company regarding secondary decoration and relevant national regulations, and Party B shall bear all expenses incurred in the decoration.
Parking lot management fee	According to the parking fee standards of this building.
Electricity capacity expansion fee	If the power capacity demand of the leased room by Party B exceeds the design standards of this building, Party B may apply to Party A and the property management company for power capacity expansion. The capacity expansion plan of Party B shall be approved by Party A and the property management company before construction, and Party B shall be responsible for the capacity expansion construction and bear the construction costs on its own.

Existing facilities and finishes in the house
Central air conditioning	Good
Concrete floor	Good
Light fittings, switches, sockets	Good
Wall Wall	Emulsion paint and glass textures, good
Sky Shed	Good
Communication facilities	Voice and network access available
Property Services
Party B shall sign a separate property management contract with the property management company,execute according to the property management contract.
In-situ restoration standards
Refer to Annex III of this Agreement: Standards for Restoration to Original Condition
Remark

Annex II.

Performance bond/Rental Property Fee Payment Schedule

Item	Payment Period	Payable Deadline	Duration		Fees payable Subtotal
			Start	End
Performance bond		Within 10 days after the contract takes effect	2024/12/31	2027/12/30	120,456

Item	Payment Period	Payable Deadline	Duration		Rent payable
			Start	End
Rent Property Fee	1	Within 10 days after the contract takes effect	2024/12/31	2025/3/31	122,131
	2	2025/3/15	2025/4/1	2025/6/30	122,129
	3	2025/6/15	2025/7/1	2025/9/30	122,129
	4	2025/9/15	2025/10/1	2025/12/31	122,129
	5	2025/12/15	2026/1/1	2026/3/31	122,129
	6	2026/3/15	2026/4/1	2026/6/30	122,129
	7	2026/6/15	2026/7/1	2026/9/30	122,129
	8	2026/9/15	2026/10/1	2026/12/31	122,129
	9	2026/12/15	2027/1/1	2027/3/31	122,129
	10	2027/3/15	2027/4/1	2027/6/30	122,129
	11	2027/6/15	2027/7/1	2027/9/30	122,129
	12	2027/9/15	2027/10/1	2027/12/30	122,129
Total	-	-	-	-	1,465,550.00

Remarks:

1. In view of the agreement signed by Party A, Party B, and Dalian Software Park Rongyuan Development Co., Ltd. on March 19, 2024, which stipulates a performance bond of 217,747.71 yuan, and this contract stipulates a performance bond of 120,456 yuan, both parties agree to offset the performance bond stipulated in this contract from the performance bond stipulated in the agreement, and Party B does not need to pay. After this contract comes into effect, Party A shall issue a performance bond receipt to Party B for an amount of 120,456 yuan, and Party B shall return the performance bond receipt for the amount of 217,747.71 yuan stipulated in the agreement to Party A. The difference between the two performance bonds shall be part of the first installment rent of this contract. Party B shall pay the remaining first installment rent to Party A within 10 days after the effective date of this contract, and Party A shall issue an invoice for the first installment rent of RMB 122,131 to Party B.

2. Rent is calculated based on a payment cycle of every three months. Except for the initial rent, Party B shall pay Party A the rent for the remaining periods in accordance with the “Rent Payment Details Table”.

3. Within 15 days after confirming receipt of all rent for each representative period, Party A shall provide Party B with a valid invoice of equal amount. If Party B pays by wire transfer, the time when Party A confirms receipt of the rent shall be based on the date when the bank issues the wire transfer voucher.

4. Account:

Payee: Dalian Metro Construction Co., Ltd.

Bank: Construction Bank Dalian Branch Business Department

Payment account for performance bond: 21201501400059008888-0001

Payment account for rent: 21201501400059008888-0002

Annex III.

In-situ restoration standards

一、	Civil, renovation component.

1.	Flooring: removal of carpets (floor coverings, flooring, partitions, etc.), removal of ground penetrations, etc., restoration to concrete floors and ensuring that the floors are level and free of glue stains.

2.	Walls: surface potholes and holes filled in, large white walls need to be treated as a whole and restored to a white wall with a neat, even colour and no run-off etc.

3.	Shed surface: flat keel, neat and undamaged mineral wool board (mineral wool board using the original brand of the building or a brand of the same grade).

4.	Other: doors and windows should be removed, and doors and windows should be opened, closed and locked properly, and the glass should be clean and tidy; changes to the building’s architecture and structure should be restored to the original state of the building.

二、	Electrical section.

1.	The grille lights that are displaced are restored to their original position in the building (with reference to the original drawings of the building, the replacement grille lights are restored to the original brand of the building or to a brand of the same grade), the installation is smooth and the fluorescent tubes are bright and neat.

2.	The hangers of the relocated grilles are secure, properly fixed and free from looseness and shaking.

3.	roof and wall strong and weak power lines finishing, to ensure that the lines are in the line groove, line pipe, no exposed lines, line pipe, line groove fixed well, across the earth wire connection is secure and reasonable.

4.	Ensure that the wiring in the distribution box is regular, the air switch is normal and tidy, and the distribution box meets the requirements of the building.

5.	Wall switches (relocated switches restored to the building’s original position) are in working order and tidy.

三、	Air conditioning section.

1.	Displacement of fan coils (ceiling-mounted multi-connector panels), restoration of air outlet positions to the original position in the building (refer to the original drawings of the building) and ensuring that the return air outlet filters are clean.

2.	Displacement of the three-speed switch to its original position in the building (the replacement three-speed switch is restored to the original brand of the building or to a brand of the same grade) and to ensure that its various control switches are in order and that the panel is tidy.

3.	The fan coil motor starts, stops and changes speed normally, without any unusual noise.

四、	Firefighting section.

1.	Restore the building to its original position after spraying has been moved to meet fire protection requirements, free from dirt and leaks.

2.	Modified fire protection pipework to meet fire protection requirements, with reasonable hanger configurations, firm and free from leaks.

3.	The smoke sensor is relocated and restored to its original position in the building (the new additional smoke sensor is removed and restored to the original logic of the original fire mainframe in the building) to meet the fire protection requirements, and the smoke signal and feedback is normal.

4.	The layout of the room after restoration meets the requirements of the fire code.

Note: The above standard descriptions are subject to the original drawings of the building if they are not exhaustive.

营业执照

（副本）

（副本号：1-1）

统一社会信用代码

91210231570889865XQ

名　　称　[illegible]华钦软件技术有限公司

类　　型　有限责任公司（台港澳法人独资）

法定代表人　[illegible]

经营范围　计算机软件的技术开发、技术咨询、技术服务及销售，计算机系统集成，社会经济咨询，办公设备及用品、计算机及其辅助设备、电子产品、机械设备的销售，劳务派遣，人力资源招聘、培训（非社会力量办学），人事代理（不含档案管理及相关业务），高级人才寻访，人力资源供求信息的收集、整理、储存、发布和咨询服务。（以【依法须经批准的项目，经相关部门批准后方可开展经营活动】）。

注册资本　人民币壹仟万元整

成立日期　2011年05月25日

营业期限　自2011年05月25日至长期

住　　所　辽宁省大连高新技术产业园区七贤岭汇贤园1号一层#01-01/02/03/04室

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2021年03月26日

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